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Exhibit 3.49

Microfilm Number		File with the Department of State on	June 21, 1993
Entity Number	2497469	Secretary of the Commonwealth

ARTICLES OF INCORPORATION—FOR PROFIT
OF
ELX

Name of Corporation
A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

☒	Business Stock (15 Pa.C.S. § 1306)	☐	Management (15 Pa.C.S. § 2702)
☐	Business-nonstock (15 Pa.C.S. § 2102)	☐	Professional (15 Pa.C.S. § 2903)
☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Insurance (15 Pa.C.S. § 3101)
☐ Cooperative (15 Pa.C.S. § 7102)

DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev. 91)

        In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.
The name of the corporation is:     ELX, Inc.

2.
The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	P.O. Box 52, 149 Johnson Road	Houston	PA	15342	Washington

	Number of Street	City	State	Zip	County
(b) c/o:
	Name of Commercial Registered Office Provider

    For a corporation represented by a commercial registered office provider, the count in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.
The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.
The aggregate number of shares authorized is: 1000 (other provisions, if any, attach 8 1/2 × 11 sheet)

DSCB: 15-1306/2102/2303/2702/2903/7102A (Rev 91)-2

5.
The name and address, including street and number, if any, of each incorporator is:

Name	Address
Ron Arbasak	105 Marlboro Drive, McMurray PA 15317

Donald J. Wagner	229 Hill Place, Venetia PA 15367

6.	The specified effective date, if any, is:	immediately

		month	day	year	hour, if any
7.
Any additional provisions of the articles, if any, attach an 8 1/2 × 11 sheet.

        IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 10th day of June     , 1993.

/s/ RON ARBASAK Ron Arbasak	/s/ DONALD J. WAGNER Donald J. Wagner

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ARTICLES OF INCORPORATION—FOR PROFIT OF ELX